UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 15, 2019

Luxfer Holdings PLC
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35370	98-1024030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lumns Lane, Manchester, M27 8LN
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 161-300-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	LXFR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders
The Company held its 2019 annual general meeting of shareholders on May 15, 2019. There were 28,621,801 ordinary shares issued and outstanding at the close of business on March 21, 2019 and entitled to vote at the annual general meeting. A total of 25,093,815 ordinary shares (87.67%) were represented at the annual general meeting.
The items voted upon at the annual general meeting and the results of the vote on each proposal were as follows:
Proposal 1. — Re-Elect Alok Maskara
To re-elect Alok Maskara as an executive director for a one-year term expiring at the 2020 annual general meeting of shareholders.
Proposal 2. — Re-Elect David Landless
To re-elect David Landless as a non-executive director for a one-year term expiring at the 2020 annual general meeting of shareholders.
Proposal 3. — Re-Elect Clive Snowdon
To re-elect Clive Snowdon as a non-executive director for a one-year term expiring at the 2020 annual general meeting of shareholders.
Proposal 4. — Elect Richard Hipple
To elect Richard Hipple as a non-executive director for a one-year term expiring at the 2020 annual general meeting of shareholders.
Proposal 5. — Elect Allisha Elliott
To elect Allisha Elliott as a non-executive director for a one-year term expiring at the 2020 annual general meeting of shareholders.
Each nominee for director was re-elected or elected by a vote of the shareholders as follows:

Name	Votes For	Votes Against	Abstentions	Non-Votes
Alok Maskara	20,494,963	4,434	2,354	4,592,064
David Landless	20,387,877	111,520	2,354	4,592,064
Clive Snowdon	20,383,144	116,253	2,354	4,592,064
Richard Hipple	20,496,373	3,024	2,354	4,592,064
Allisha Elliott	20,495,808	3,244	2,699	4,592,064
Proposal 6. — To approve by, non-binding advisory vote on the Directors' Remuneration Report for the year ended December 31, 2018.
To approve, by non-binding advisory vote, the Directors' Remuneration Report for the year ended December 31, 2018. The Directors' Remuneration Report was approved, by non-binding advisory vote, by shareholders as follows:

Votes For	Votes Against	Abstentions	Non-Votes
20,481,387	12,886	7,478	4,592,064
Proposal 7. — To approve by, non-binding advisory vote on the compensation of the Company's Named Executive Officers ("Named Executive Officers")
To approve, by non-binding advisory vote, the compensation of the Company's Named Executive Officers. The compensation of the Company's Named Executive Officers was approved, by non-binding advisory vote, by shareholders as follows:

Votes For	Votes Against	Abstentions	Non-Votes
20,010,328	484,446	6,977	4,592,064

Proposal 8. — To approve by, non-binding advisory vote, on the frequency of future say-on-pay votes
To recommend, by non-binding advisory vote, the frequency of the future advisory votes on the compensation of the Company's Named Executive Officers. The frequency of future advisory votes on the compensation of the Company's Named Executive Officers was recommended by, non-binding advisory vote, by shareholders as follows:

Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Abstentions	Non-Votes
20,374,802	2,864	119,069	5,016	4,592,064
In light of the results of this vote and other factors, the board of directors of the Company, on May 15, 2019, approved that it will hold an advisory vote on the compensation of its named executive officers every year until the next required advisory vote on the frequency of future advisory votes on executive compensation.
Proposal 9. — To ratify the re-appointment of PricewatershouseCoopers LLP as the independent auditors of the Company for 2019
To ratify the re-appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ended December 31, 2019. The ratification of the re-appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the year ended December 31, 2019 was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Non-Votes
25,021,306	3,050	69,459	—
Proposal 10. — To approve the authorization of the Audit Committee to set the independent auditors' remuneration
To authorize the Audit Committee to set the independent auditors' remuneration. The authorization of the Audit Committee to set the remuneration of PricewaterhouseCoopers LLP as independent auditors of the Company was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Non-Votes
24,993,470	96,219	4,126	—
Proposal 11. — To approve amendments to the U.K. Share Incentive Plan
To amend the U.K. Share Incentive Plan to insert an overall limit of the number of ordinary shares available and remove references to American Depositary Receipts and HM Revenue & Customs. The amendments to the U.K. Share Incentive Plan, including the insertion of an overall limit of the number of ordinary shares available and the removal of references to American Depositary Receipts and HM Revenue & Customs approval was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Non-Votes
20,496,781	1,920	3,050	4,592,064
Proposal 12. — To approve the adoption of new Articles of Association
To amend the Company's Articles of Association to reflect developments in practice and to provide additional flexibility to the Company. The adoption of new Articles of Association was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Non-Votes
20,488,965	1,588	11,198	4,592,064

Section 9    Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits
4.1    Articles of Association of Luxfer Holdings PLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Luxfer Holdings PLC
(Registrant)

Date: May 21, 2019

By: /s/ Jamie M. Savage
Jamie M. Savage
Authorized Signatory for and on behalf of
Luxfer  Holdings PLC